INCENTIVE STOCK OPTION AGREEMENT
IZEA WORLDWIDE, INC.
2011 EQUITY INCENTIVE PLAN
(As Amended and Restated Effective December 18, 2020)

    This INCENTIVE STOCK OPTION AGREEMENT (the “Option Agreement”), is granted pursuant to the Company’s 2011 Equity Incentive Plan (the “Plan”). Unless otherwise defined herein, the terms defined in the Plan will have the same defined meanings in this Option Agreement.

        WHEREAS the Company desires to give the recipient named below (the “Participant”) the opportunity to purchase shares of common stock of the Company, par value $0.0001 (“Common Shares”) in accordance with the provisions of the Plan, a copy of which is attached hereto;

        NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties hereto, intending to be legally bound hereby, agree to the terms and conditions of the Plan and this Option Agreement as follows:

Participant:
Grant Number:
Date of Grant:
Exercise Price per Share (USD):
Total Number of Shares:
Total Exercise Price (USD):
Type of Option:
Term/Expiration Date:
Vesting Template:
Vesting Terms:

        1.    Grant of Option. The Option is in all respects limited and conditioned as hereinafter provided and is subject in all respects to the terms and conditions of the Plan now in effect and as it may be amended from time to time (but only to the extent that such amendments apply to outstanding options). Such terms and conditions are incorporated herein by reference, made a part hereof, and shall control in the event of any conflict with any other terms of this Option Agreement. The Option granted hereunder is intended to be an incentive stock option (“ISO”) meeting the requirements of the Plan and section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), and not a nonqualified stock option (“NQSO”).

        2.    Exercise Price. It is the determination of the board of directors of the Company (the “Board”) that on the Grant Date the exercise price was not less than the greater of (i) 100% (110% for an Participant who owns more than 10% of the total combined voting power of all shares of stock of the Company or of a Related Corporation – a “More-Than-10% Owner”) of the “Fair Market Value” (as defined in the Plan) of a Common Share, or (ii) the par value of a Common Share.

        3.    Term. Unless earlier terminated pursuant to any provision of the Plan or of this Option Agreement, this Option shall as provided above, which date is not more than 10 years (five years in the case of a More-Than-10% Owner) from the Grant Date. This Option shall not be exercisable on or after the Expiration Date.

        4.    Exercise of Option. The Option shall vest according to the schedule, provided that Participant remains continuously employed as an employee of the Company or a Related Corporation from the date hereof through the applicable vesting date. The Board may accelerate any vesting date of the Option, in its discretion, if it deems such acceleration to be desirable. Once the Option becomes exercisable, it will remain exercisable until it is exercised or until it terminates.

        5.    Non-Transferability of Option. This Option is not assignable or transferable, in whole or in part, by the Participant other than by will or by the laws of descent and distribution. During the lifetime of the Participant, the Option shall be exercisable only by the Participant or, in the event of his or her disability, by his or her guardian or legal representative.

        6.    Termination of Employment. If the Participant’s employment with the Company and all Related Corporations is terminated for any reason (other than for death, Disability or Cause) prior to the Expiration Date, then this Option may be exercised by Participant, to the extent of the number of Common Shares with respect to which the Participant could have exercised it on the date of such termination of employment, at any time prior to the earlier of (i) the Expiration Date, or (ii) ninety (90) days after such termination of employment. Any part of the Option that was not exercisable immediately before the termination of Participant’s employment shall terminate at that time.

        7.    Disability. If the Participant becomes disabled (as determined in accordance with section 22(e)(3) of the Code) during his or her employment and, prior to the Expiration Date, the Participant’s employment is terminated as a consequence of such disability, then this Option may be exercised by the Participant or by the Participant’s legal representative, to the extent of the number of Common Shares with respect to which the Participant could have exercised it on the date of such termination of employment at any time prior to the earlier of (i) the Expiration Date or (ii) one year after such termination of employment. Any part of the Option that was not exercisable immediately before the Participant’s termination of employment shall terminate at that time.

        8.    Death. If the Participant dies during his or her employment and prior to the Expiration Date, or if the Participant’s employment is terminated for any reason (as described in Paragraphs 6 and 7) and the Participant dies following his or her termination of employment but prior to the earliest of (i) the Expiration Date, or (ii) the expiration of the period determined under Paragraph 6 or 7 (as applicable to the Participant), then this Option may be exercised by the Participant’s estate, personal representative or beneficiary who acquired the right to exercise this Option by bequest or inheritance or by reason of the Participant’s death, to the extent of the number of Common Shares with respect to which the Participant could have exercised it on the date of his or her death, at any time prior to the earlier of (i) the Expiration Date or (ii) one year after the date of the Participant’s death. Any part of the Option that was not exercisable immediately before the Participant’s death shall terminate at that time.

         9.    Disqualifying Disposition of Option Shares. The Participant agrees to give written notice to the Company, at its principal office, if a “disposition” of the Common Shares acquired through exercise of the Option granted hereunder occurs at any time within two years after the Grant Date or within one year after the transfer to the Participant of such shares. Participant acknowledges that if such disposition occurs, the Participant generally will recognize ordinary income as of the date the Option was exercised in an amount equal to the lesser of (i) the Fair Market Value of the Common Shares on the date of exercise minus the exercise price, or (ii) the amount realized on disposition of such shares minus the exercise price. If requested by the Company at the time of and in the case of any such disposition, Participant shall pay to the Company an amount sufficient to satisfy the Company’s federal, state and local withholding tax obligations with respect to such disposition. The provisions of this Section 9 shall apply, whether or not the Participant is in the employ of the Company at the time of the relevant disposition. For purposes of this Paragraph, the term “disposition” shall have the meaning assigned to such term by section 424(c) of the Code.

        10.    Securities Matters. (a) If, at any time, counsel to the Company shall determine that the listing, registration or qualification of the Common Shares subject to the Option upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, or that the disclosure of non-public information or the satisfaction of any other condition is necessary as a condition of, or in connection with, the issuance or purchase of Common Shares hereunder, such Option may not be exercised, in whole or in part, unless such listing, registration, qualification, consent or approval, or satisfaction of such condition shall have been effected or obtained on conditions acceptable to the Board of Directors. The Company shall be under no obligation to apply for or to obtain such listing, registration or qualification, or to satisfy such condition. The Board shall inform the Participant in writing of any decision to defer or prohibit the exercise of an Option. During the period that the effectiveness of the exercise of an Option has been deferred or prohibited, the Participant may, by written notice, withdraw the Participant’s decision to exercise and obtain a refund of any amount paid with respect thereto.

        (b)    The Company may require: (i) the Participant (or any other person exercising the Option in the case of the Participant’s death or Disability) as a condition of exercising the Option, to give written assurances, in substance and form satisfactory to the Company, to the effect that such person is acquiring the Common Shares subject to the Option for his or her own account for investment and not with any present intention of selling or otherwise distributing the same, and to make such other representations or covenants; and (ii) that any certificates for Common Shares delivered in connection with the exercise of the Option bear such legends, in each case as the Company deems necessary or appropriate, in order to comply with federal and applicable state securities laws, to comply with covenants or representations made by the Company in connection with any public offering of its Common Shares or otherwise. The Participant specifically understands and agrees that the Common Shares, if and when issued upon exercise of the Option, may be “restricted securities,” as that term is defined in Rule 144 under the Securities Act of 1933 and, accordingly, the Participant may be required to hold the shares indefinitely unless they are registered under such Securities Act of 1933, as amended, or an exemption from such registration is available.

        (c)    The Participant shall have no rights as a shareholder with respect to any Common Shares covered by the Option (including, without limitation, any rights to receive dividends or non-cash distributions with respect to such shares) until the date of issue of a stock certificate to the Participant for such Common Shares. No adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

        11.    Governing Law. This Option Agreement shall be governed by the applicable Code provisions to the maximum extent possible. Otherwise, the laws of the State of Nevada (without reference to the principles of conflict of laws) shall govern the operation of, and the rights of the Participant under, the Plan and Options granted thereunder.

By Participant’s signature and the signature of the Company’s representative below, or by Participant otherwise accepting or exercising this Option, Participant and the Company agree that this Option is granted under and governed by the terms and conditions of the Plan and this Option Agreement, including the Terms and Conditions of Stock Option Grant (including any country- specific addendum thereto), attached hereto as Exhibit A, all of which are made a part of this document. Participant has reviewed the Plan and this Option Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option Agreement and fully understands all provisions of the Plan and this Option Agreement. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator on any questions relating to the Plan and this Option Agreement.

IZEA WORLDWIDE, INC.

By:
Edward H. (Ted) Murphy
Chief Executive Officer

Agreed and Accepted:
PARTICIPANT:

By: ________________________________

2011 EQUITY INCENTIVE PLAN

    Notice of Exercise of Incentive Stock Option

        I hereby exercise the incentive stock option granted to me pursuant to the Incentive Stock Option Agreement dated as of _______, IZEA Worldwide, Inc. (the “Company”), with respect to the following number of shares of the Company’s common stock (“Shares”), par value $0.0001 per Share, covered by said option:

        Number of Shares to be purchased:             _______

        Purchase price per Share:                $_______

        Total purchase price:                    $_______

    A.    Enclosed is cash or my certified check, bank draft, or postal or express money order in the amount of $________ in full/partial [circle one] payment for such Shares;

                        and/or

    B.    Enclosed is/are Share(s) with a total fair market value of $ on the date hereof in full/partial [circle one] payment for such Shares;

                        and/or

    C.    I have provided notice to [insert name of broker], a broker, who will render full/partial [circle one] payment for such Shares. [Optionee should attach to the notice of exercise provided to such broker a copy of this Notice of Exercise and irrevocable instructions to pay to the Company the full/partial (as elected above) exercise price.]

                        and/or

    D.    I elect to satisfy the payment for Shares purchased hereunder by having the Company withhold newly acquired Shares pursuant to the exercise of the Option. I understand that this will result in a “disqualifying disposition,” as described in Section 10 of my Incentive Stock Option Agreement.

        Please have the certificate or certificates representing the purchased Shares registered in the following name or names1:                                                                    ; and sent to                                                 .

DATED:                       ___, 20__                ______________________
                            Optionee’s Signature

*    Certificates may be registered in the name of the Optionee alone or in the joint names (with right of survivorship) of the Optionee and his or her spouse.